Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, relating to the consolidated financial statements of Oncothyreon Inc. and the effectiveness of Oncothyreon Inc.’s internal control over financial reporting dated March 25, 2009, appearing in the Annual Report on Form 10-K of Oncothyreon Inc. for the year ended December 31, 2008.
/s/ Deloitte & Touche LLP
Seattle, Washington
October 22, 2009